SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

/X/  Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

/ / Definitive Information Statement

                                 PEREGRINE INC.
                                 --------------
                (Name of Registrant As Specified In Its Charter)

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          pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     (5)  Total fee paid:


/ /  Fee paid previously with preliminary materials.

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     paid  previously.  Identify the previous filing by  registration  statement number, or the Form or Schedule and the date of its filing.

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     (4)  Date Filed:

                                 PEREGRINE, INC.
                              8200 E. Pacific Place
                                    Suite 204
                             Denver, Colorado 80231



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held on April 29, 2002

                                   ----------

To the stockholders of Peregrine, Inc.:

     Notice is hereby given that a special meeting of stockholders of Peregrine, Inc. will be held on April 29, 2002 at 10:00 a.m. at 8200 E. Pacific Place, Suite 204, Denver, CO for the following purposes:

1. Election of up to 9 Directors. The election of Rear Admiral Thomas C. Betterton, Lawrence J. Brady, Arlen Felsen, Dr. Edwin J. Feulner, Patrick
     A. Gorman, Herbert I. Jacobson, Steven Jacobson, Charles R. McCarthy, Jr., Edwin Meese III, Max Polinsky, Larry Pressler and Patricia Sue Thompson.

2. Amendment of the Articles of Incorporation. Amendment of the Articles of Incorporation to change the name of the corporation to NightHawk Wireless, Inc.

3. Election of Gelfond, Hockstandt, Pangburn, P.C. as the corporation's independent auditors for fiscal year 2002.

     Common stockholders of record on the close of business on April 19, 2002 are entitled to notice of the meeting. All stockholders are cordially invited to attend the meeting in person.


                                           By Order of the Board of Directors,


                                           /s/ Steven Jacobson
                                           ------------------------------------
                                           Steven Jacobson
                                           Chief Executive Officer and Director

March  13, 2002

                                 PEREGRINE, INC.
                           8200 E. Pacific Place, #204
                             Denver, Colorado 80231


                              INFORMATION STATEMENT
                                 March 13, 2002

                                 ---------------

         This Information Statement is furnished by the Board of Directors of Peregrine (the "Company" or "Peregrine") to provide notice of a special meeting of stockholders of Peregrine, Inc. which will be held on April 29, 2002.

         The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on April 12, 2002 (the "Record Date"). This Information Statement will be first mailed on or about April 19, 2002 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 19,331,456 shares of the Company's Common Stock.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The election of up to 9 Directors

Pursuant to the Company's Bylaws, the members of the Board of Directors serve for one-year terms. The Board has nominated the directors listed below.

The following biographical information is furnished with respect to each of the directors. The information includes the individual's present position with the Company, period served as a director, and other business experience during the past five years.

Directors

Rear Admiral Thomas Betterton

Admiral Betterton is a former Naval Aviator and designated Acquisition Professional. He served as a Major Program Manager and the Senior Navy Official, Director Program C, in the National Reconnaissance Office for over 16 years. Admiral Betterton currently is a Visiting Professor for Space Technology at the Naval Postgraduate School. He has participated in study efforts for both the Defense Science Board and the Air Force Scientific Advisory Board, and is a member of NASA's Space Flight Advisory Committee. He is also a fellow of the American Institute of Aeronautics and Astronautics. Admiral Betterton holds a BS in Electrical Engineering from the University of Notre Dame and an SM and EAA in Aeronautics and Astronautics from the Massachusetts Institute of Technology.

Lawrence J. Brady

Mr. Brady is Chairman and CEO of American Technologies Group, Inc. (ATG), an advanced technology company providing solutions to environmental problems worldwide. Mr. Brady was a founder and director of Capitoline International Group, Ltd., Senior Vice President of Hill and Knowlton Public Affairs Worldwide, and Director of International Business Development of Sanders Associates, a Lockheed subsidiary. Mr. Brady served as Assistant Secretary of Commerce for Trade Administration in the Reagan Administration, responsible for administering federal government export and import trade regulation functions. These include high technology export control and enforcement programs and the anti-boycott and foreign trade zone programs. He also supervised the administration of U.S. laws designed to prevent unfair sales of foreign products in the U.S. Mr. Brady served in senior staff roles in the Nixon and Ford White House. He has represented the U.S. in trade negotiations and conferences in Europe, Japan, and the People's Republic of China and has been a frequent witness on international trade matters before Congress. Mr. Brady holds a degree in politics and economics for Catholic University of America and has completed pre-dissertation requirements for a doctorate in international affairs and international economics.

Arlen Felsen

Mr. Felsen has an extensive background in the paging industry including in depth knowledge of paging technology. In 1991 he co-founded (along with Amy Felsen) Vacation Communication, Inc. d.b.a. Gotta Go Wireless, a retail and wholesale paging and wireless provider. He built the company into a leading paging provider to the Denver metropolitan area and expanded the operation throughout Colorado, Utah and Idaho. Within a few years Gotta Go Wireless had significant market share in this region of the U.S. When the Company purchased Gotta Go in 2001, Mr. Felsen joined the Company to oversee product development.

Dr. Edwin J. Feulner

Dr. Feulner is President of The Heritage Foundation, a leading public policy think tank in Washington, DC. On January 18, 1989 President Reagan conferred the Presidential Citizens Medal on him as "a leader of the conservative movement." From 1999-2000 he served on the Congressional Commission on International Financial Institutions ("Meltzer Commission", 1999-2000). Dr. Feulner was the Vice Chairman of the National Commission on Economic Growth and Tax Reform ("Kemp Commission," 1995-1996), Chairman of the U.S. Advisory Commission on Public Diplomacy (1982-91), a consultant for Domestic Policy to President Reagan, and an advisor to several government departments and agencies. He was a member of the President's Commission on White House Fellows (1981-83), of the Secretary of States's UNESCO Review Observation Panel (1985-89), and of the Carlucci Commission on Foreign Aid (1983). Dr. Feulner also served as the Executive Director of the Republican Study Committee in the U.S. House of Representatives, the Confidential Assistant to Secretary of Defense Melvin R. Laird, Administrative Assistant to U.S. Congressman Philip M. Crane (R-Illinois), and as a Public Affairs Fellow at the Hoover Institution of Stanford University and the Center for Strategic and International Studies. In the summer of 1982, he served as a United States Representative to the United Nations Second Special Session on Disarmament (with the rank of Ambassador) where he delivered the final United States address to the General Assembly. During the transition from the Carter Administration to the Reagan Administration, Dr. Feulner served on the Executive Committee of the Presidential Transition. He remains involved in various aspects of foreign policy, particularly public diplomacy, international communications issues and international economic policy. He has served on the United States delegations to several meetings of the IMF/World Bank group. Dr. Feulner has studied at the University of Edinburgh (Ph. D. - Founding President, American Friends of the University), the London School of Economics (Richard M. Weaver Fellow), the Wharton School of the University of Pennsylvania (MBA-Recipient, Joseph Wharton Award), Georgetown University, and Regis University (B.S. - Distinguished Alumnus Award). He has received honorary degrees from Pepperdine University, Nichols College, Grove City College, Bellevue College, Gonzaga University, Universidad Francisco Marroquin (Guatemala), and Hanyang University (Korea).

Patrick A. Gorman

Mr. Gorman is the managing director of Gorman and Associates, Inc., a strategic consulting firm for corporate and government affairs. Since its inception, the company has been dedicated to being the preeminent business development firm for companies seeking to do business with the Fortune 500 as well as the advisory firm of choice in understanding the federal government in Washington, D.C. Mr. Gorman's focus at Gorman and Associates, Inc. includes law and the legislative process, communications, government relations, and operations. Over the last 10 years, he has advised corporations, NGOs, non-profits, and individuals on issues pertaining to criminal law, the environment, telecommunications, intenational trade, fund raising, community development, media relations, and alternative dispute resolution. Mr. Gorman is a member of the Advisory Board of New Media Strategies, Inc., an Internet service provider focused on public relations, communications, and viral marketing. Mr. Gorman is also a Board member of the Echo Hill Campership Fund, a local non-profit whose mission is to send the neediest, very low-income, inner-city youths to camp on the Chesapeake Bay. Mr. Gorman is admitted to practice law in Maryland and the District of Columbia and has successfully appeared at the administrative, district, circuit, and appellate court levels.

Herbert I. Jacobson

Mr. Jacobson is an entrepreneur who has built several businesses from the ground up. In 1984 he founded Advanced Communication Services and Aaron Communication Services, both sales and service companies in paging and cable. He started Peregrine Control Technologies in 1992 as a progression into the wireless control industry. He also was founder of the Children's Metabolic Research Foundation and a Director of the National Gaucher Foundation. He volunteers at the Denver Museum of Nature & Science and mentors senior citizens on the use of the Internet. He served in Army Finance and taught American history, political science, business and literature at the high school level. Mr. Jacobson is a graduate of Montclair State University and completed graduate level coursework at Denver University and the University of Florida.

Steven Jacobson

Mr. Jacobson was instrumental in the development of Page Tap/Peregrine from its inception and has participated in all major decisions of the company. In March of 1992 he began as Vice President of Marketing and assumed the COO/CFO role in 1995. From 1987-1992 he was a legislative aide to US Senator Hank Brown and Congressman James Schuer where his responsibilities included the oversight and coordination of joint environmental policy legislation. Mr. Jacobson has a joint MA from Rutgers and Princeton in Public Policy and Finance, and a BA from Colorado College. He recently received a Masters of Business Administration
(MBA) through a joint program from the University of Colorado and Columbia University.

Charles R. McCarthy, Jr.

Mr. McCarthy is presently affiliated with the law firm of O'Connor & Hannan in its Washington, DC office as Counsel to the Firm. He brings over twenty-five years of intensive experience in diverse corporate and securities practice. He served for many years as the General Counsel to the National Association of Corporate Directors and is a recognized authority on the subjects of US and international corporate goverance issues. Mr. McCarthy has qualified as an expert witness on corporate and securities law matters in both federal and state courts around the country and currently serve on a number of corporate boards. He was Director of the National Blue Ribbon Commission on the proposed proxy reforms and their impact on Executive Compensation in the United States. Early in his career Mr. McCarthy served as trial attorney with the Securities and Exchange Commission, in the Division of Enforcement, where he prosecuted a number of significant cases on behalf of the SEC. He is a member of the District of Columbia Bar and the DC Bar Association. He is admitted to practice law in the various courts of the District of Columbia, as well as the Supreme Court of the United States. Mr. McCarthy graduated from LeMoyne College with a B.S. in Political Science and earned a Doctor of Law Degree from Georgetown University.

Edwin Meese, III

Former U.S. Attorney General, Mr. Meese was among President Reagan's important advisors. As Chairman of the Domestic Policy Council and the National Drug Policy Board, and as a member of the National Security Council, he played a key role in the development and execution of domestic and foreign policy. During the 1970s, Mr. Meese was Director of the Center for Criminal Justice Policy and Management and Professor of Law at the University of San Diego. He earlier served as Chief of Staff for then-Govenor Reagan and was a local prosecutor in California. He also is a Distinguished Visiting Fellow at the Hoover
Institution, Stanford University, and a Distinguished Senior Fellow at the Institute of United States Studies, University of London.

Max Polinsky

Mr. Polinsky is a director and principal of Venbanc, Inc., an investment and merchant bank located in Winnipeg, Manitoba Canada that he founded with a partner in 1994. Venbanc specializes in the structuring and financing of start-up companies and provides follow on financial and management advisory assistance. It has successfully funded and taken public several companies in Canada and the Unites States in the past seven years. Prior to this Mr. Polinsky was the general manager of City Machinery Ltd., a nationwide power transmission parts distributor with offices across Canada. He began his career as a stockbroker at Canarim Investment Corp. (now Canaccord Capital) in 1982. Mr. Polinsky graduated with honors from the University of Manitoba with a degree in Business Administration, Finance Major.

Larry Pressler

Former United States Senator Larry Pressler was a Member of Congress for 22 years. During that time, he authored the Telecommunications Act of 1996; was Chairman of the Senate Commerce, Science and Transportation Committee; and authored various aviation, pipeline, transportation, satellite, foreign policy, business and trade legislation. During his tenure in the Senate, he served on the following committees: Commerce, Foreign Relations, Finance, Banking, Environment and Public Works, Small Business, and Special Committee on Aging. Senator Pressler is currently a parter in the Washington DC law firm of O'Connor & Hannan and is chair of the law firm's Telecommunications and Business Group. He specializes in regulatory law, commercial law, and lobbying activities. He has extensive experience in helping businesses that have problems with the federal government. Senator Pressler is a former Rhode Scholar at Oxford, England, a Graduate of Harvard Law School and a Vietnam Veteran.

Patricia Sue Thompson

Ms. Thompson has served as Senior Vice President of Daniels & Associates since 1991. During Ms. Thompson's renure at Daniels & Associates, she has completed hundreds of transactions for small, independently owned cable companies as well as larger multiple systems operators. Over the years, she has won several annual Daniels awards for completing the most transactions within a given year. Prior thereto, Ms. Thompson owned and operated Pat Thompson & Co. for approximately ten years, the nation's firs woman-owned cable television brokerage company. Ms. Thompson currently serves as a Director on the Small Cable Business Association Board and is an NCTA-CablePac Committee Member.

         The directors of the Company hold office until the next annual meeting of stockholders of the Company and until their successors in office are elected and qualified. The Company has not established and does not maintain any audit, executive or nominating committees. All officers serve at the discretion of the board of directors.

Amendment of the Articles of Incorporation

         Approving the amendment of the Company's Articles of Incorporation to reflect a name change to Night Hawk Wireless, Inc. This name change is necessary because of confusion in the market place with a corporation whose name is similar to that of the Company.

The election of Gelfond, Hockstandt, Pangburn, P.C. as the Company's Independent Auditors

         Approving the engagement of Gelfond, Hockstandt, Pangburn, P.C. as independent auditors for the Company for fiscal year 2002. Gelfond, Hockstandt, Pangburn served in this capacity for fiscal year 2001.


                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     /s/ Steven Jacobson
                                     ----------------------------------------
                                     Steven Jacobson, Chief Executive Officer
                                     and Director


March 13, 2002